Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Second Amendment to the Amended and Restated 1995 Stock Plan and the First Amendment to the Amended and Restated 1999 Nonstatutory Stock Plan of Socket Communications, Inc. of our report dated February 16, 2001, with respect to the financial statements of Socket Communications, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
April 27, 2001